As filed with the Securities and Exchange Commission on June 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0250418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 W. Clarendon Ave., Suite 230

Phoenix, Arizona 85013

(727) 934-3448

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tyler B. Wilson, Esq.

Executive Vice President &

General Counsel

300 W. Clarendon Ave., Suite 230

Phoenix, Arizona 85013

(727) 934-3448

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,746,660	$0.43	$1,181,063.80	$143.14
Total			$1,181,063.80	$143.14

(1)	Represents shares offered by the selling stockholders originally issued by the Registrant in a private placement, in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended, pursuant to a Limited Liability Company Unit Purchase and Sale Agreement dated May 31, 2019.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the common stock of the registrant as reported on The NASDAQ Capital Market on June 5, 2019.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 6, 2019

PRELIMINARY PROSPECTUS

TARONIS TECHNOLOGIES, INC.

2,746,660 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 2,746,660 shares of Common Stock that were originally issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended. The shares were issued to the selling stockholders as consideration for the purchase by the Company of fifty-one percent (51%) of the issued and outstanding limited liability company ownership units of Water Pilot, LLC under the Limited Liability Company Unit Purchase and Sale Agreement dated May 31, 2019.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the shares under this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions. The shares of common stock may be offered at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 16 of this prospectus. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 13 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRNX.” On June 5, 2019, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.42 per share.

We ceased to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, as of December 31, 2017.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and in the documents to be filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 6, 2019.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on its cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference in this prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS

Unless context requires otherwise, all references to the terms “we,” “us,” “our,” and the “company” throughout this prospectus mean Taronis Technologies, Inc. and its subsidiaries.

All references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus and in other periodic reports incorporated herein by reference.

Our Company

Overview

We are a technology-based company that is focused on addressing the global constraints on natural resources, including fuel and water. Our two core technology applications – renewable fuel gasification and water decontamination/sterilization - are derived from our patented and proprietary Plasma Arc Flow System. The Plasma Arc Flow System works by generating a combination of electric current, heat, ultraviolet light and ozone, that affects the feedstock run through the system to create a chosen outcome, depending on whether the system is in “gasification mode” or “sterilization mode”.

Gasification Mode

When the Plasma Arc Flow System is in “gasification mode” and the appropriate feedstock is passed through the system in a closed loop with constant recirculation (to achieve the maximum possible gasification rates), it creates a renewable, hydrogen-based synthetic fuel we call “MagneGas”. We sell MagneGas as a metal cutting fuel as an alternative product to acetylene, which is the mostly commonly used metal fuel globally, but also happens to be a non-renewable fossil fuel-based metal cutting fuel. Alternatively, MagneGas is a cleaner, renewable fuel alternative that creates a flame up to 85% hotter than acetylene and cuts metal up to 38% faster than acetylene, while maintaining a comparable price.

Sterilization Mode

When the Plasma Arc Flow System is in “sterilization mode” the system may process any number of liquified waste streams. In most cases we pass the selected waste stream through the system a limited number of times to achieve the maximum sterilization/decontamination effect on the waste stream. Sterilization mode also produces modest amounts of gas as a byproduct. Our proprietary combination of electric current, heat, ultraviolet light and ozone has shown an ability to eliminate up to 99.9% of EPA and USDA regulated pathogens such as e-coli and fecal coliform. We also believe our technology also has the capability to eliminate cyanobacteria commonly referred to as “blue-green algae” and are currently conducting tests to verify that capability.

During 2017, 2018 and continuing into 2019, as part of our retail growth strategy, we acquired a number of businesses with large customer bases through which we now offer our proprietary MagneGas product in addition to other gases and welding supplies. The majority of our retail locations are in Texas and California, which we believe are the two top markets for consumption of metal cutting fuels and related supplies. We also have locations in Florida and Louisiana. We also market, for sale and licensure, our proprietary plasma arc technology for gasification and the processing of liquid waste and have developed a global network of brokers to sell the Plasma Arc Flow System.

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Core Technology

●	Our patented system enables fluid to efficiently pass through a submerged plasma arc.

●	To create synthetic fuel, the fluid must contain hydrogen and oxygen – carbon supply can be facilitated by the electrodes.

●	As the fluid passes through the arc, hydrogen, carbon and oxygen molecules are liberated and gasified.

●	A wide range of feedstocks can produce different gases, with differing flame and heating properties

●	Typically, our fuels are 40-60% ionized hydrogen and 30-40% other synthetic hydrocarbon and carbon compounds.

●	To decontaminate or sterilize waste streams, such as contaminated water or biomass waste, the “feed stock” must be in liquid form.

Our Products

We have two proprietary products that we market and sell, which are derived from our core technology. The first is our clean, renewable alternative cutting fuel called “MagneGas”, which is sold at our various locations to retail end users as an alternative product to acetylene. The second is our Plasma Arc Flow System, which is marketed for sale and licensure to commercial operators who desire to utilize our technology for gas production (under strict license) or water decontamination and sterilization.

MagneGas Cutting Fuel

We currently produce MagneGas, which is comprised primarily of hydrogen and created through a patented protected process. The fuel can be used as an alternative to acetylene and other natural gas derived fuels for metal cutting and other commercial uses. After production, the fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis. Independent analyses performed by the City College of New York and Edison Welding Institute have verified that MagneGas cuts metal at a significantly higher temperature and faster than acetylene, which is the most commonly used fuel in metal cutting. The use of MagneGas is nearly identical to acetylene (it merely requires a different welding tip and a regulator) making it easy for end-users to adopt our product with limited training.

Over the last several years we have acquired and maintain a retail distribution network, which allows us to sell and transport MagneGas to customers in various metalworking industries. Since 2017, we have doubled the range we are able to distribute MagneGas and are now able to more efficiently address markets within a 500-mile radius of our production hubs in Florida and Texas. Within the next two years we plan to create two production hubs in California to serve the western United States. Finally, we have and intend to continue to acquire complementary gas and welding supply distribution businesses in order to expand the distribution and use of MagneGas, other industrial gases and related equipment. We have sold to over 30,000 customers in the public and private sectors.

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Plasma Arc Flow System

We use our Plasma Arc Flow System to make MagneGas, but it has the ability to gasify many forms of liquids and liquid waste such as used vegetable, soybean or motor oils, certain types of liquified biomass, ethylene glycol and can be used to sterilize bio-contaminants in waste and decontaminate water.

The Plasma Arc Flow System forces a high-volume flow of liquid waste through a submerged plasma arc existing between carbon electrodes, a process which sterilizes the bio-contaminants within the waste without requiring any chemical disinfecting agents. The Plasma Arc Flow System also releases a clean burning fuel as a byproduct of the decontamination and sterilization process, which can be used to offset some energy consumption. Because our Plasma Arc Flow Systems are available in various sizes from 50kW to 500kW, they are applicable to a broad array of end-users, including: (i) large consumers of cutting fuels (construction companies, shipbuilders, heavy industry) who desire a safer, renewable, and efficient alternative to acetylene, propane (ii) producers of contaminated waste streams (commercial manufacturers, farming operations, chemical producers, etc.) who either desire to or are mandated by law to treat agricultural, pharmaceutical, industrial or manufacturing waste streams prior to release into the ecosystem and (iii) local, state or federal governments, desirous of decontaminating water sources or reclaiming waste water that is otherwise unusable.

Our Strategy

We strive to be a leading clean technology company. We seek to accomplish this goal through commercialization of our existing proprietary products, and research and development to improve upon these products and discover new products or applications. To help commercialize the use of MagneGas, over the last several years we have acquired a number of independent welding supply and gas distribution businesses, which now offer MagneGas as an alternative to acetylene in 22 retail locations across the United States. We will continue to evaluate potential strategic acquisition targets to enhance our organic based growth model. To further the commercialization of our Plasma Arc Flow Systems for decontamination and sterilization, we have applied for and have been awarded two grants from the United States Department of Agriculture and have successfully completed a number of pilot studies and plan to open a commercial sterilization and decontamination facility in the United States within the next year.

Our research and development activities are focused on:

●	the potential ability to use the Plasma Arc Flow System for the processing of agricultural waste and for the elimination of cyanobacteria, commonly referred to as “blue-green algae”;

●	proving and scaling the utility our Plasma Arc Flow System on a large-scale industrial basis;

●	increased system efficiency for higher fuel production.

Our Distribution & Sales Network

We distribute and sell our MagneGas fuel, other gases and welding supplies at our retail locations in Florida, Louisiana, Texas and California and through a select network of independent welding supply distributors. We use our retail industrial gas and welding supply subsidiaries as a platform to accelerate MagneGas fuel sales into regional markets. Our Plasma Arc Flow System is distributed directly by the Company and marketed and/or sold via a network of international brokers.

Competitive Business Conditions

The competitive landscape in which our welding supply and gas distribution business operates is comprised of several major international conglomerates, such as Airgas, Linde, Air Products and Praxair and a number of smaller independent distributors which compete for market share in certain geographical areas. We believe that the superior qualities of MagneGas are a market differentiator, which allow us to compete with both large conglomerates and smaller distributors.

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The competitive landscape in which the Plasma Arc Flow System may be utilized for wastewater decontamination and sterilization is relatively undeveloped and we are not aware of any direct competitors at this time.

Name Changes

On September 25, 2018, the Company changed its name from “MagneGas Corporation” to “MagneGas Applied Technology Solutions, Inc.”. Thereafter, on January 31, 2019, the Company changed its name from “MagneGas Applied Technology Solutions, Inc.” to “Taronis Technologies, Inc.”. The name change was done as part of the Company’s corporate rebranding strategy.

Reverse Split

On January 30, 2019, the Company effected a 20 for 1 reverse split of its issued and outstanding common stock (the “Reverse Split”).

Acquisition of Controlling Interest in Water Pilot, LLC

On May 31, 2019, the Company entered a Limited Liability Company Unit Purchase and Sale Agreement (“Agreement”) with the sellers listed on the signature page thereto (the “Sellers”) and Water Pilot, LLC, a Florida limited liability company, for the purchase of fifty-one percent (51%) ownership in Water Pilot, LLC. The purchase price for the ownership interest or “Units” was $1,275,000 payable in shares of the Company’s restricted common stock (“Stock Consideration”). The Stock Consideration was priced based on the five (5) day Volume Weighted Average Price of the Company’s common stock immediately preceding the closing date of the Agreement. At closing, the Company was named the Manager of Water Pilot, LLC and took control the business. The Agreement also includes terms and conditions which are standard in similarly situated purchase agreements. The transaction closed on May 31, 2019.

Additionally, the issuance of the Stock Consideration was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Additionally, in connection with Agreement, the Company agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder. Pursuant to the terms of the Agreement, the Company agreed that, on or prior to the 10th calendar day following the closing date, prepare and file with the U.S. Securities & Exchange Commission (“SEC”) a Registration Statement on Form S-3 covering the resale of the shares comprising the Stock Consideration.

Corporate Information

Taronis Technologies, Inc. was organized under the laws of the State of Delaware on December 9, 2005. Our principal office is located at 300 W. Clarendon Avenue, Ste. 230, Phoenix, Arizona 85013 and our telephone number is (727) 934-3448.

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other items with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

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The Offering

Securities offered by the selling stockholders	2,746,660 shares of common stock

Common stock outstanding	30,427,367 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	“TRNX.”

The number of shares of our common stock outstanding is based on 30,427,367 shares of our common stock outstanding as of June 5, 2019 and excludes the following (in each case, as of June 5, 2019):

●	11,553 shares issuable upon the exercise of options;

●	9,722 shares of Common Stock that are issuable upon the exercise of common stock warrants issued in a private placement in June 2017 (the “June 2017 Private Placement”);

●	1,389 shares of Common Stock that are issuable upon the exercise of placement agent warrants issued in the June 2017 Private Placement;

●	1,235,417 shares of common stock that are issuable upon the exercise of common stock warrants granted in an August 2018 Financing;

●	1,090,000 shares of common stock that are issuable upon the exercise of common stock warrants granted in the October 2018 Registered Direct Offering and Private Placement;

●	1,550,000 shares of common stock that are issuable upon the exercise of common stock warrants granted in the January 2019 Registered Direct Offering and Private Placement; and

●	8,100,000 shares of common stock that are issuable upon the exercise of common stock warrants granted in a February 2019 Confidentially Marketed Public Offering.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options and warrants.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, as well as the other risk factors incorporated herein by reference from “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018, and as further updated by our subsequent Exchange Act filings we file with the SEC after the filing of the registration statement of which this prospectus is a part and that are, in each case, incorporated by reference herein. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our securities.

Risks Relating to this Offering

We are currently not in compliance with Nasdaq listing requirements. If we do not regain compliance and continue to meet Nasdaq listing requirements, our Common Stock may be delisted from Nasdaq, which could affect the market price and liquidity of our common stock and reduce our ability to raise additional capital.

On May 7, 2018, we received a notice from Nasdaq indicating that the Common Stock was subject to potential delisting from Nasdaq because for a period of 30 consecutive business days, the bid price of the Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”). The notification had no immediate effect on the listing or trading of the Common Stock on Nasdaq. Nasdaq stated in its letter that in accordance with the Nasdaq listing requirements, the Company has been provided an initial period of 180 calendar days, or until November 5, 2018, to regain compliance. The letter states that the Nasdaq Staff will provide written notification that the Company has achieved compliance with the minimum bid price listing requirement if at any time before November 5, 2018, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days. On November 6, 2018, the Company was informed by NASDAQ Listing Qualifications Staff that the Company’s request for an additional 180-day period, or until May 6, 2019, was granted. On May 7, 2019, the Company received notice that it failed to regain compliance with the Bid Price Rule and that its Common Stock will be delisted, unless it is successful in appealing Nasdaq’s determination.

The Company has appealed the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing request stays the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision for an indeterminable amount of time. The hearing is scheduled for June 27, 2019 in Washington, D.C.

If we are unable to meet these requirements and are not successful in our appeal, our Common Stock will be delisted from Nasdaq. If our Common Stock is delisted from Nasdaq, our Common Stock could continue to trade on the OTCQB or similar marketplace following any delisting from Nasdaq. Any such delisting of our Common Stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets. Any of these changes could cause the value of our shareholders’ investments to decline.

In addition, on December 13, 2018, the Company convened and thereafter adjourned its annual meeting of stockholders due to an inability to achieve a quorum as specified in the Company’s bylaws. While we have not received a notice from Nasdaq, it is likely that our inability to achieve a quorum would be seen as a failure to hold an annual meeting within 12 months of the end of our last fiscal year (the “Annual Meeting Requirement”). In order to maintain our Nasdaq listing, we may need to create a plan of compliance to submit to Nasdaq for review and hold another annual meeting. However, there can be no assurance that Nasdaq will accept our plan or that we will be able to regain compliance with the Annual Meeting Requirement or maintain compliance with any other Nasdaq requirement in the future.

If we are unable to meet these requirements, our Common Stock could be delisted from Nasdaq. If our Common Stock were to be delisted from Nasdaq, our Common Stock could continue to trade on the OTCQB or similar marketplace. Any such delisting of our Common Stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets. Any of these changes could cause the value of your investment to decline.

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Risks Relating to Our Business

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Over the course of our business development as an alternative energy company, we have established a retail and wholesale platform and network of brokers to sell our synthetic gas, MagneGas®, for use in the metalworking and manufacturing industries. Our business strategy includes continued expansion of this network by way of acquisitions and organic growth. Recently, to further our strategy, we made changes to our executive management team, including a new chief executive officer and chief financial officer. Our ability to successfully grow will depend on a variety of factors, including the ability of these executive officers to execute our business strategy.

Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there are considerable costs involved in acquiring companies and expanding retail capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached.

Pending and future litigation and government investigations may have a material adverse impact on our financial condition and results of operations.

From time to time, we have been subject to litigation. It is possible that we may be subject to litigation or claims for indemnification in connection with the sale of our Common Stock in inadvertent unregistered transactions that occurred in 2018. The SEC may determine to investigate the unregistered transactions in our Common Stock, which could subject us to potential enforcement actions by the SEC under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and may result in injunctive relief or the imposition of fines. In addition, it is possible that we had other unregistered offers or sales of our Common Stock, other than the aforementioned inadvertent unregistered transactions that occurred in 2018, and we may be subject to litigation or claims for indemnification in connection with any such offers or sales. If any such claims were to succeed, we might not have sufficient funds to pay the resulting damages. There can be no assurance that the insurance coverage we maintain would cover any such expenses or be sufficient to cover any claims against us. In addition to the monetary value of any claim, any litigation, regulatory action or governmental proceeding to which we are a party could adversely affect us by harming our reputation, diverting the time and attention of management, and causing the Company to incur significant litigation expenses, which would all materially and adversely affect our business.

In addition, we may be a party to litigation matters involving our business, which operates within a highly regulated industry. On September 4, 2018, we received notice that a law firm representing the estate of an individual who sustained life-ending injuries while working for an end user of our products had made a claim to our insurance carrier. The matter is under investigation by the U.S. Department of Transportation and the Occupational Health and Safety Administration. The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time. It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact Company operations or sales. The Company continues to be fully operational and transparent with all regulatory agencies.

In addition, on April 15, 2019, we received notice that a class action lawsuit was filed on behalf of our shareholders who purchased shares of the Company, f/k/a MagneGas Applied Technology Solutions, Inc. from January 28, 2019 through February 12, 2019, inclusive. The lawsuit seeks to recover damages for the Company’s investors under the federal securities laws. The litigation is in the early stages and it is unknown whether it will have a financial impact on the Company.

For more information regarding pending litigation or potential legal proceedings, please see the Sections captioned “Item 3. Legal Proceedings” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, “Item 1. Legal Proceedings” contained in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission subsequent to the Form 10-K, and our Current Report on Form 8-K filed with the SEC on December 13, 2018.

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Our technology is unproven on a large-scale industrial basis and could fail to perform in an industrial production environment.

Our proprietary Plasma Arc Flow System, which generates hydrogen based synthetic gases through the gasification of various types of liquid feedstocks, has never been utilized on a large-scale industrial basis. All of the tests that we have conducted to date with respect to our technology have been performed on limited quantities of liquid waste, and we cannot assure you that the same or similar results could be obtained in further tests or on a large-scale industrial basis. We are continuing to develop this technology with the goal of replicating these results in additional tests and on an industrial basis. We cannot predict all of the difficulties that may arise when the technology is utilized on a large-scale industrial basis. In addition, our technology has never operated at a volume level required to be profitable. As our product is an alternative to acetylene, the unstable price of acetylene will impact our ability to become profitable and to sell cost competitive fuel. It is possible that the technology may require further research, development, design and testing prior to implementation of a larger-scale commercial application. Accordingly, we cannot assure you that this technology will perform successfully on a large-scale commercial basis, that it will be profitable to us or that it will be cost competitive in the market.

Risks Related to Our Intellectual Property

Several patents in our patent portfolio have imperfect chains of title, which could result in ownership challenges by third parties. The cost to defend against such ownership challenges or the loss of such patents could have a material adverse effect on our business, operation or financial results.

Our patents, U.S. Patent No’s. 6,183,604, 6,663,752, and 6,673,322, have defects in their original patent assignments. We have filed several nunc pro tunc assignments to correct the assignment defects for each of these patents (the “Corrective Assignments”). The Corrective Assignments are intended to correct the defects in earlier defective patent assignments such that each patent is valid and enforceable by us. The Corrective Assignments do not replace the assignments previously recorded at the U.S. Patent and Trademark Office. Instead, the Corrective Assignments are intended to repair the defects in the prior patent assignments. Notwithstanding the recordation of the Corrective Assignments, the ownership of each patent may be subject to ownership challenges and the costs to defend against such ownership challenges or the loss of such patents could have a material adverse effect on our business, operations or financial results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any documents incorporated by reference herein) contains statements with respect to us which constitute ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the ‘‘safe harbor’’ created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the cover of this prospectus only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the common stock, described in the section entitled “Selling Stockholders” to resell such shares of our common stock. We will not receive any proceeds from the resale of any shares of common stock offered by this prospectus by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by such selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Capital Market listing fees and fees and expenses of our counsel and our auditors.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders as consideration under a purchase and sale agreement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders have not had any material relationship with us within the past three years. To our knowledge, none of the selling stockholders listed below are broker-dealers or affiliates of broker-dealers.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares as of June 6, 2019. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering

World Wide Water Savings, Inc.	623,788	623,788	0
David R. Steinhurst	904,630	904,630	0
Irbis International, LLC	1,218,242	1,218,242	0

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DESCRIPTION OF COMMON STOCK

General

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our Common Stock does not have cumulative voting rights. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our certificate of incorporation or by-laws that may delay, defer or prevent a change in control, our board of directors (the “Board”) is authorized, without stockholder approval, to issue shares of Preferred Stock that may contain rights or restrictions that could have this effect. Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of our Common Stock have no pre-emptive rights and no conversion rights, and there are no redemption provisions applicable to our Common Stock.

All of our outstanding shares of Common Stock are, and the shares of Common Stock to be issued in this offering will be, fully paid and nonassessable.

Effective as of January 30, 2019 at 5 p.m. Eastern Time, the Company effected the Reverse Split at an exchange ratio of one-for-20. The Reverse Split did not modify the rights or preferences of our Common Stock. The Reverse Split is intended to increase the price of our Common Stock and bring the Company into compliance with Nasdaq listing standards so that its shares of Common Stock may continue to be traded on the Nasdaq.

Election of Directors

The holders of shares of common stock shall appoint the members of our board of directors. Each share of common stock is entitled to one vote.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

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Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

-	increase or decrease the aggregate number of authorized shares of such class;

-	increase or decrease the par value of the shares of such class; or

-	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the board of directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRNX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock, as applicable, covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of and common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Tyler B. Wilson, Esq., our General Counsel.

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EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Taronis Technologies, Inc.’s Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which contains an explanatory paragraph relating to our ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will automatically update and supersede the information contained in this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 12, 2019.

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 20, 2019.

●	Our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 11, 2019 (two on this date), January 15, 2019, January 18, 2019, January 24, 2019, January 28, 2019, January 31, 2019, February 4, 2019, February 5, 2019, February 7, 2019, February 8, 2019, February 12, 2019, February 13, 2019, February 19, 2019 (two on this date), February 28, 2019, March 8, 2019, May 3, 2019, and May 13, 2019 and June 3, 2019.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a free copy of the above-mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address: Taronis Technologies, Inc., 300 W. Clarendon Avenue, Suite 230, Phoenix, Arizona 85013, (727) 934-3448.

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PART II— INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the Company in connection with the sale of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee. All of these fees and expenses will be borne by the Company.

Securities and Exchange Commission Registration Fee	$143.14
Accounting Fees and Expenses	-
Legal Fees and Expenses	-
Miscellaneous Expenses	-
Total	$143.14

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law and our certificate of incorporation and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Our certificate of incorporation provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability to the extent that the elimination or limitation of such liability is not permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended.

Our by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, subject to certain exceptions. These provisions may also shield directors from liability under federal and state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement for this offering are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b) Financial Statement Schedules.

No financial statement schedules have been submitted because they are not required or are not applicable or because the information required is included in the consolidated financial statements or the notes thereto.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 6, 2019.

TARONIS TECHNOLOGIES, INC.

By:	/s/ Scott Mahoney
Scott Mahoney
Chief Executive Officer (Principal Executive Officer)

We, the undersigned officers and directors of Taronis Technologies, Inc., hereby constitute and appoint Scott Mahoney, as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ SCOTT MAHONEY	Chief Executive Officer and Director	June 6, 2019
Scott Mahoney	(Principal Executive Officer)

/s/ TIMOTHY HAUCK	Chief Financial Officer	June 6, 2019
Timothy Hauck	(Principal Financial and Accounting Officer)

*
Robert Dingess	Director	June 6, 2019

*
Kevin Pollack	Director	June 6, 2019

*
William Staunton	Director	June 6, 2019

*
Ermanno Santilli	Director	June 6, 2019

* By:	/s/ SCOTT MAHONEY
Scott Mahoney
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 19, 2017).
3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrants Current Report on Form 8-K filed on January 31, 2019)
3.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrants Current Report on Form 8-K filed on February 4, 2019)
3.4	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10SB filed on April 3, 2006).
3.5	Amendment No. 1 to Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 29, 2016).
5.1	Opinion of Legal Counsel.
10.1	Limited Liability Company Unit Purchase and Sale Agreement dated May 31, 2019 by and among Taronis Technologies, Inc. and the purchasers listed on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K filed on June 3, 2019).
21.1	List of Subsidiaries
23.1	Consent of Marcum LLP, an independent registered public accounting firm.
23.3	Consent of Legal Counsel (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

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